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                                                                   EXHIBIT 10.26

                               FIRST AMENDMENT TO
                        LOAN AGREEMENT AND LOAN DOCUMENTS


        THIS FIRST AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS ("Amendment") dated as of the 31st day of January, 2000, is made and entered into on the terms and conditions hereinafter set forth, by and among Bikers Dream, Inc. ("BDI"), a California corporation, and Ultra Motorcycle Company ("UMC"), a Nevada corporation, formerly known as Ultra Acquisition Corporation (individually and collectively "Borrower") and FINOVA Mezzanine Capital Corporation, a Tennessee corporation ("Lender"), formerly known as Sirrom Capital Corporation.


                                    RECITALS:

        WHEREAS, Lender has previously made a term loan to Borrower in the original principal amount of Four Million Five Hundred Thousand and No/100ths Dollars ($4,500,000.00) on the terms and conditions set forth in that certain Loan Agreement dated June 22, 1998, by and between Lender and Borrower (the "Loan") (the Loan Agreement as now or hereafter amended, is hereinafter referred to as the "Loan Agreement"); and

        WHEREAS, the Loan is further evidenced and secured by certain agreements, documents and instruments as more particularly described in the Loan Agreement (the "Loan Documents"); and

        WHEREAS, this Amendment shall amend the Loan Documents.


                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:


        1. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

        2. Lender hereby consents to the sale by BDI pursuant to that Asset Purchase Agreement dated as of January 18, 2000, among BDI and V-Twin Holdings, Inc., a District of Columbia corporation, formerly known as V-Twin Acquisitions, Inc. (the "Asset Purchase



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Agreement."). Upon satisfaction of the Closing Conditions (as hereinafter defined), Lender shall execute appropriate releases of Lender's security interest in the assets of BDI being sold under the Asset Purchase Agreement.

        3. Each Borrower hereby represents and warrants to Lender that all of the representations made in Section 2 of the Loan Agreement are true and correct as of the date hereof, except as modified or supplemented by Schedule A attached hereto and incorporated herein by this reference.

        4. Each Borrower hereby represents and warrants to Lender that the address(es) set forth on Schedule B attached hereto and incorporated herein by this reference is the principal place of Borrower's business and the location of all tangible collateral and the place where the records concerning all intangible collateral are kept and/or maintained.

        5. Each Borrower hereby represents and warrants to Lender that Schedule C attached hereto is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its properties is in any manner directly or contingently obligated and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in Schedule C.

        6. Notwithstanding anything to the contrary contained in the Loan Documents, without the prior written consent of Lender, Borrower shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

        (a)     the indebtedness evidenced by the Loan Documents;
        (b) the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business;
        (c) capitalized leases and purchase money indebtedness incurred in the ordinary course of business provided that the aggregate amount of such items incurred on or after the date hereof shall not exceed $250,000 at any time;
        (d)     trade payables incurred in the ordinary course of business; and

        (e)     the indebtedness listed on Schedule C.

        7. Notwithstanding anything to the contrary contained in the Loan Documents, without prior the written consent of Lender, Borrower shall not create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance



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upon or with respect to any of its assets, now owned or hereafter acquired, except the following permitted liens:

        (a)     liens in favor of Lender;
        (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable or being contested in good faith by appropriate proceedings and for which reserves determined in accordance with GAAP have been provided on the books of the Borrower;
        (c) purchase money liens and liens on leased equipment granted in connection with the leasing of such equipment in favor of the lessor of such equipment, provided that the aggregate amount of such items incurred on or after the date hereof shall not exceed $250,000 at any time;
        (d)     Those existing liens, if any, described on Schedule C;
        (e) mechanics', materialmen's, warehousemen's, landlords', carriers' or other like liens arising in the ordinary course of business, arising with respect to obligations which are not overdue for a period of longer than 90 days or which are being contested in good faith by appropriate proceedings and for which reserves determined in accordance with GAAP have been provided on the books of the Borrower; and
        (f) deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by a Borrower.

        8. Notwithstanding anything to the contrary contained in the Loan Documents, without the prior written consent of Lender, Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business. Without the prior written consent of Lender, Borrower shall not (a) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (b) make any payment on any subordinated debt other than trade payables incurred in the ordinary course of Borrower's business.

        9. Notwithstanding anything to the contrary contained in the Loan Documents, without the prior written consent of Lender, Borrower shall not (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, or lease all or any substantial part of its assets, nor (d) create any subsidiaries nor convey any of its assets to any subsidiary.



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        10. Lender's consent issued in this instrument and all other provisions hereof shall become effective only upon the delivery to Lender of the following documents, in form and substance acceptable to Lender:

        (a) This Amendment, executed by the Borrowers indicated as parties hereto.

        (b) Collateral Assignment of Promissory Note in the form attached hereto as Schedule D attached hereto;

        (c) Stock Pledge Agreement in the form attached hereto as Schedule E attached hereto; (d) Opinions of Borrower's counsel.

        (e) Certified copies of resolutions authorizing the sale and credit transactions described in this Amendment.

        (f) Certificates of existence or good standing issued with respect to the Borrowers;

        (g) Closing Statement providing for the payment of Lender's expenses. providing for the payment of Lender's expenses in connection with the transactions described herein;

        (h) UCC Financing Statements in form and substance acceptable to Lender; and

        (i) Such other documents or matters as Lender may reasonably request.

        11. Borrowers warrant and represent that (a) the Loan Documents are valid, binding and enforceable against Borrowers according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, (b) no default or Event of Default presently exists under the Loan Documents and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or Event of Default. Borrowers further acknowledge that Borrowers' obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of setoff, and Borrowers hereby jointly and severally release Lender from any claim, known or unknown, that any Borrower may have against Lender as of the execution of this Amendment.

        12. The terms "Loan Document" and "Loan Documents" as defined in the Loan Agreement are amended to include this Amendment.

        13. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed



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shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

        14. Except as modified and amended hereby, the Loan Documents shall remain in full force and effect.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.




                                            LENDER:
                                            FINOVA MEZZANINE CAPITAL INC.,
                                            a Tennessee corporation

                                            By: /s/ Lonald J. Barrickman
                                               ---------------------------------
                                            Title:   Vice President
                                                  ------------------------------

                                            BORROWERS:
                                            BIKERS DREAM, INC.
                                            a California corporation

                                            By: /s/ H. Rosenman
                                               ---------------------------------
                                            Title: CEO
                                                  ------------------------------


                                            ULTRA MOTORCYCLE COMPANY.
                                            a Nevada corporation

                                            By: /s/ H.  Rosenman
                                               ---------------------------------
                                            Title:  CEO
                                                  ------------------------------



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                                   SCHEDULE A

                       Modifications of and Supplements to
                         Representations and Warranties

Schedule 2.2(a)

The authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, no par value, of which 702,194 shares of Series B Preferred Stock and 1,750 shares of Series D Preferred Stock are outstanding as of January 20, 2000; and (ii) 25,000,000 shares of Common Stock, no par value, of which 5,749,432 are outstanding as of January 20, 2000.

Schedule 2.2(b)

As of January 20, 2000, the Company has 702,194 shares of Series B Preferred Stock outstanding which is convertible into 140,439 shares of Common Stock, plus accrued dividends.

As of January 20, 2000, the Company has 1,750 shares of Series D Preferred Stock outstanding with a stated value of $1,000 per share which are convertible into an indeterminate number of shares of Common Stock . The number of shares of Common Stock issuable upon conversion of each share of Series D Preferred Stock shall equal (i) the sum of (A) the stated value per share and (B) accrued and unpaid dividends on such share, divided by (ii) the Conversion Price. The Conversion Price is equal to the lesser of: (i) 110% of the average of the closing bid price of the Company's Common Stock for the trading day immediately preceding the date of issuance of the shares of Series D Preferred Stock ; or
(ii) at 90% of the average of the four lowest Closing Bid Prices for the 22 trading days immediately preceding the conversion of the respective shares of Series D Preferred Stock. The Closing Bid Price means the closing bid price of the Company's Common Stock as reported by NASDAQ or the principal exchange or market where traded. The terms of the Series D Preferred Stock are set forth in a Certificate of Determination filed with the Secretary of State of California.

As of January 20, 2000, there are no shares of Series A Preferred Stock or Series C Preferred Stock outstanding.

As of January 20, 2000, the Company also has (i) 1,472,583 warrants at exercise prices ranging from $1.82 to $5.00 and (ii) 1,171,894 options at exercise prices ranging from $1.75 to $7.50, of which 597,494 are vested.

Section 2.5

See description in litigation section regarding Cana Capital.



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$300,000 unsecured promissory note to MD Strategic L.P., a partnership affiliated with Don Duffy, a former director of Bikers Dream. This note (on which there is accrued approximately $82,200 in interest and fees) was assigned in January 2000 to W3 Holdings, Inc. W3 Holdings has extended the term to March 31, 2000.

Purchase money indebtedness and capital leases as permitted by the First Amendment to Loan Agreement.

Section 2.6

Please see attached description of litigation.

Section 2.7

The consolidated financial statements of Bikers Dream have been updated in reports on Form 10QSB/A for the quarters ended March 30, 1998, June 30, 1998 , September 30, 1998 and March 30, 1999 and Form 10KSB/A for the fiscal year ended December 31, 1998, all as filed with the Securities and Exchange Commission on August 17, 1999, Form 10QSB for the quarter ended June 30, 1999 filed with the Commission on August 23, 1999 and Form 10QSB for the quarter ended September 30, 1999 filed with the Commission on November 22, 1999.

Section 2.8

Bikers Dream's common stock is listed for trading on the Nasdaq Small Cap
Market.

Section 2.9

All of Bikers Dream's Series C Preferred Stock, and accrued dividends thereon, has been converted into Common Stock. As of the date hereof, 310 shares of Series D Preferred Stock (having a stated value of $310,000) plus accrued dividends thereon, have been converted into a total of 566,940 shares of common stock. See also Schedule 2.2(b), Schedule 2.5 and Schedule 2.6.


Schedule 2.10

See Schedule 2.6.

Schedule 2.15

Pursuant to a report of Bikers Dream's intellectual property counsel dated December 21, 1999, J&B Fabrications, Inc. has threatened a lawsuit relating to alleged patent infringement and Lanham Act claims. As of December 21, 1999, intellectual property counsel has negotiated most of the terms of the settlement except for plaintiff's demand for $25,000 in cash.



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Schedule 2.24

Bikers Dream has an registration rights obligations under its agreements with the holders of its Series D Convertible Preferred Stock.


Schedule 2.27

All material employment contracts and employee stock option plans by which Bikers Dream is bound are disclosed in its public filings with the Securities and Exchange Commission. Bikers Dream has a noncontributory 401(k) plan and medical plan for its employees.



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                                   SCHEDULE B

                           Location of Principal Place
                           of Business and Collateral


3810 Wacker Drive
Mira Loma, California 91752

In addition to the Company's headquarters (which are now located at 3810 Wacker Drive, Mira Loma, California 91752) and the 5 company superstore locations (which will be sold pursuant to the Asset Purchase Agreement), the Company sends out certain parts for finishing to third party processors: Vasquez (motor polishing; at any one time, from 75 to 100 motors valued at $3,200 each); Jericho (frames sent out for powder coating; at any one time, up to $45,000 to $50,000 worth of frames) and ; other outside processors, which in the aggregate do not exceed $20,000 worth of inventory



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                                   SCHEDULE C
                                 Debts and Liens

See updates to reps and warranties

[Lien schedule to be attached by Finova]



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                                   SCHEDULE D
                    Collateral Assignment of Promissory Note



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                                   SCHEDULE E
                             Stock Pledge Agreement